UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2008 (December 24, 2008)
Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
(614) 491-2225

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7

Item 1.01 Entry into a Material Definitive Agreement.
     See the information set forth under Item 2.03 below.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     In July 2007, Bob Evans Farms, Inc. (the “Company”), through certain of its affiliates, entered into notes underlying a $100 million demand line of credit with National City Bank (“NCB”), which was increased in December 2007 to $150 million (the “Original Credit Line”). Although not a party to the notes, the Company guaranteed the obligations of its affiliates under the notes.
     On December 24, 2008, the notes entered into in December 2007 were cancelled and new notes were entered into by the Company’s affiliates reducing the amount of the Original Credit Line from $150 million to $135 million (the “Revised Credit Line”), and the Company entered into replacement guarantees underlying the Revised Credit Line. The notes and guarantees entered into in July 2007 remain outstanding and unchanged.
     The Original Credit Line was increased to $150 million in December 2007 as a temporary measure to provide the Company additional credit until it could complete its planned private placement of $70 million original principal amount of senior unsecured fixed-rate notes. This offering was completed in July 2008, and part of the proceeds were used to repay amounts outstanding under the Original Credit Line. Although it was the Company’s intent to reduce the Original Credit Line back to $100 million, the Company and NCB mutually agreed to reduce the line from $150 million to $135 million, providing the Company additional borrowing capacity if necessary.
     Although more than one note underlies the Revised Credit Line, the aggregate amount of principal advances under all of the notes cannot exceed $135 million, and a draw under any outstanding note reduces the amount of available credit under the other notes. The face amount of any standby letters of credit issued, or requested to be issued, by NCB under the notes also count toward the aggregate limit of the Revised Credit Line.
     The Revised Credit Line is unsecured and NCB is not obligated to advance any amounts under the Revised Credit Line. The Revised Credit Line does not specify an interest rate for advances, and the interest rate applicable to each advance will be agreed upon by the Company and NCB at the time the advance is made.
     The foregoing description of the Revised Credit Line does not purport to be complete and is qualified in its entirety by reference to the notes and guarantees underlying the Revised Credit Line, copies of which are attached hereto as Exhibits 10.1 through 10.4, and are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 24, 2008, the Company entered into a First Amendment to Employment Agreement (the “First Amendment”) with Steven A. Davis, the Company’s Chairman, President and Chief Executive Officer, amending the Employment Agreement between Mr. Davis and the Company dated May 1, 2006 (the “Employment Agreement”). Several changes in the First Amendment were required by Section 409A of the Internal Revenue Code of 1986, as amended

(“Section 409A”), although certain additional changes were not required by Section 409A. These non-Section 409A changes include payment by the Company of Mr. Davis’ legal fees in connection with any extension or renewal of the Employment Agreement and a clarification that any bonus amounts to be paid to Mr. Davis upon a termination of his employment would be prorated based upon the date of termination, provided that the relevant performance goals are satisfied.
     Also on December 24, 2008, the Company entered into Amended and Restated Change in Control Agreements (the “Restated Agreements”) with certain of the Company’s executive officers, including Donald J. Radkosksi, the Company’s Chief Financial Officer, Roger D. Williams, President – Bob Evans Restaurants, J. Michael Townsley, President – Food Products and Randall L. Hicks, Executive Vice President – Bob Evans Restaurant Operations.
     The primary purpose of the Restated Agreements was to include revisions required by Section 409A; however, certain additional changes were also included. In addition to certain Section 409A changes, the Restated Agreements changed the definition of a “disability” under the agreements to match the definition used in the Company’s 2006 Equity and Cash Incentive Plan, and included several changes clarifying (i) the right of the executive to terminate for “good reason” prior to the occurrence of a change in control, (ii) what amounts must be repaid if the executive breaches his or her obligations under the Restated Agreement, (iii) the effect of a termination by the executive without “good reason,” (iv) that the cash bonus to which the executive is entitled upon a change in control is the executive’s annual cash bonus, (v) that the executive is entitled to change in control protection regardless of executive’s age, and (vi) that the Company or the executive may terminate the executive’s employment due to disability and the effect of such termination.
     On December 24, 2008, the Company also entered into an Amended and Restated Change in Control Agreement with Mr. Davis (the “Restated Davis Agreement”). The Restated Davis Agreement contains all of the changes discussed in the preceding paragraph, but also changes the form of payment of Mr. Davis’ cash severance payment upon a change in control. Under his prior agreement, Mr. Davis would have received a lump sum payment. However, to match the form of payment under his Employment Agreement as required by Section 409A, the Restated Davis Agreement provides that Mr. Davis will receive his cash severance payment in installment payments.
     The foregoing descriptions of the First Amendment, the Restated Agreements and the Restated Davis Agreement do not purport to be complete and are qualified in their entirety by reference to the First Amendment, the form of Restated Agreement and the Restated Davis Agreement, copies of which are attached hereto as Exhibits 10.5 through 10.7, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
     (a) – (c). Not applicable.
     (d). Exhibits:

Exhibit No.	Description

10.1	Master Grid Note from BEF Holding Co., Inc. to National City Bank dated December 24, 2008

10.2	Master Grid Note from BEF REIT, Inc. to National City Bank dated December 24, 2008

10.3	Guarantee from Bob Evans Farms, Inc. to National City Bank dated December 24, 2008, guaranteeing obligations of BEF Holding Co., Inc.

10.4	Guarantee from Bob Evans Farms, Inc. to National City Bank dated December 24, 2008, guaranteeing obligations of BEF REIT, Inc.

10.5	First Amendment to Employment Agreement between Bob Evans Farms, Inc. and Steven A. Davis, dated December 24, 2008

10.6	Form of Amended and Restated Change in Control Agreement between Bob Evans Farms, Inc. and certain of its executive officers

10.7	Amended and Restated Change in Control Agreement between Bob Evans Farms, Inc. and Steven A. Davis, dated December 24, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.
Dated: December 31, 2008	By:	/s/ Mary L. Garceau
Mary L. Garceau
Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated December 31, 2008

Exhibit No.	Description

10.1	Master Grid Note from BEF Holding Co., Inc. to National City Bank dated December 24, 2008

10.2	Master Grid Note from BEF REIT, Inc. to National City Bank dated December 24, 2008

10.3	Guarantee from Bob Evans Farms, Inc. to National City Bank dated December 24, 2008, guaranteeing obligations of BEF Holding Co., Inc.

10.4	Guarantee from Bob Evans Farms, Inc. to National City Bank dated December 24, 2008, guaranteeing obligations of BEF REIT, Inc.

10.5	First Amendment to Employment Agreement between Bob Evans Farms, Inc. and Steven A. Davis, dated December 24, 2008

10.6	Form of Amended and Restated Change in Control Agreement between Bob Evans Farms, Inc. and certain of its executive officers

10.7	Amended and Restated Change in Control Agreement between Bob Evans Farms, Inc. and Steven A. Davis, dated December 24, 2008